UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2008

FOX PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52721	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

64 Knightsbridge, London England SW1X 7JF
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 44-207-590-9630

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities

On May 17, 2007, we entered into a share issuance agreement with EuroEnergy Growth Capital S.A. (“EuroEnergy”) pursuant to which EuroEnergy agreed to advance up to $8,000,000 to our company under our drawdown requests, in exchange for units of our common stock. Pursuant to the agreement, the price of a unit is equal to 80% of the volume weighted average of the closing price of common stock as quoted on Yahoo! Finance for the 10 banking days immediately preceding the date of our drawdown request. Each unit consists of one common share and one warrant. Each warrant entitles EuroEnergy to purchase one additional common share at an exercise price equal to 125% of the unit price. The warrants are exercisable for three years from the date of issue.

On March 25, 2008, pursuant to the share issuance agreement, we issued an aggregate of 1,389,626 restricted shares and 1,389,626 warrants to EuroEnergy as follows:

Date of Drawdown	Amount of Drawdown	No. of Shares Issued	Price per Share	No. of Warrants issued	Warrant Exercise Price	Warrant Expiry
1/16/2008	$150,000	217,391	$0.69	217,391	$0.86	1/16/2011
1/30/2008	$150,000	241,935	$0.62	241,935	$0.78	1/30/2011
2/11/2008	$250,000	446, 429	$0.56	446,429	$0.70	2/11/2011
2/26/2008	$300,000	483,871	$0.62	483,871	$0.78	2/26/2011

We issued the above shares and warrants to EuroEnergy who represented that they were not a U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

10.1	Share Issuance Agreement (incorporated by reference from our current report on Form 8-K filed on June 1, 2007)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOX PETROLEUM INC.

/s/ Alex Craven
Alex Craven
Chief Financial Officer

April 1, 2008